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                 SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT
                 --------------------------------------------

          SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment"), dated
                                                              ---------
as of July 1, 1998, between ROBERT J. EMMONS ("Emmons") and CASINO GUICHARD-
                                               ------
PERRACHON, S.A., a French societe anonyme ("Casino").
                                            ------

          WHEREAS, Emmons and Casino, together with Smart & Final Inc. (the

"Company") and Casino USA, Inc. ("Casino USA"), are parties to a certain Stock
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Purchase Agreement dated as of March 7, 1989, as amended (the "Stock Purchase
                                                               --------------
Agreement").
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          WHEREAS, the Stock Purchase Agreement provided for the grant to Emmons of certain rights to require Casino to purchase shares of common stock of the Company owned by Emmons, which rights have expired by their terms.

          WHEREAS, Emmons currently owns and may in the future acquire certain shares of common stock of the Company and Casino, as an inducement to Emmons to continue to serve as chief executive officer of the Company, wishes to grant to Emmons an option to sell to Casino certain of such shares on the terms and conditions set forth below.

          WHEREAS, Emmons and Casino wish to amend the Agreement to provide for the grant of such option to Emmons and the Company and Casino USA wish to consent to such Amendment.

          NOW THEREFORE, the parties hereby agree as follows:

          1.  Grant of Option.  (a)  Casino hereby grants to Emmons an option
              ---------------
(the "Option") to sell to Casino (or a designee of Casino), free and clear of
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any claims, liens, encumbrances, security interests and charges of any nature whatsoever ("Liens"), and Casino hereby agrees to purchase (or to cause a
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designee to purchase) upon exercise of the Option, up to an aggregate of
1,000,000 shares of issued and outstanding common stock, par value $0.01 per share, of the Company ("Shares"), at the times, in the manner and subject to the
                        ------
limitations set forth in this Amendment, at a purchase price per Share determined separately for each exercise of the Option equal to 99.7% of the average of the closing prices of the Shares on the New York Stock Exchange, as reported on the New York Stock Exchange Composite Transactions Tape, for the 22 trading days immediately preceding the date on which the relevant Exercise Notice (as defined below) is given (the "Exercise Price").
                                         --------------

          (b) Casino shall be entitled to designate one or more other persons or entities (including Casino USA) as the purchaser of all or a portion of the Shares to be purchased in connection with any exercise of the Option (provided that if a sale to any designee, other than Casino USA, results in Emmons incurring any cost or fees that would not have been incurred in a sale directly to Casino, such additional cost or fees shall be borne by Casino (or its designee)).
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          (c) The Option may be exercised by Emmons, in part, from time to time during the period commencing on January 1, 2000 and terminating on December 31, 2002 (the "Option Period"); provided, however, that the Option may not be
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exercised (i) at any one time with respect to fewer than 50,000 or more than
200,000 Shares, (ii) within two months of any prior exercise, or (iii) with respect to more than 400,000 Shares in the aggregate during any one calendar year. The Option shall terminate and Casino shall have no further obligations hereunder after the Option Period. Notwithstanding the foregoing, this Amendment and the Option will terminate immediately if at any time on or prior to December 31, 1999 Emmons voluntarily resigns his position as chief executive officer of the Company.

          2.  Exercise of Option; Purchase of Shares.  (a)  In the event Emmons
              --------------------------------------
wishes to exercise the Option, Emmons shall send a written notice to Casino specifying the number of Shares he wishes to sell, the Exercise Price applicable to such exercise (together with a calculation of such Exercise Price) and an account for the payment of the exercise price (an "Exercise Notice"). Any
                                                   ---------------
Exercise Notice shall be irrevocable.

          (b) Within 15 days from its receipt of any Exercise Notice, Casino will notify Emmons in writing of a date not later than 30 days from the date of such Exercise Notice for a closing of the purchase of Shares pursuant to such Exercise Notice (a "Closing") and the name of any designee purchaser(s) of
                    -------
Shares.  At each Closing, (a) Emmons will deliver to Casino (or its designee(s))
(i) a certificate or certificates representing the number of Shares being purchased in proper form for transfer upon exercise of the Option and (ii) an opinion of counsel, reasonably satisfactory in form and substance to Casino, to the effect that the sale of Shares pursuant to the Option will not violate the Securities Act of 1933 (or any applicable state law governing the offer and sale of securities) and the rules and regulations thereunder, and (b) Casino (or its designee(s)) shall pay the aggregate purchase price for the Shares to be purchased at the Closing by wire transfer to the account designated in the Exercise Notice of immediately available funds in the amount of the applicable Exercise Price times the number of Shares to be purchased.

          3.  Representations and Warranties of Emmons.  Emmons represents and
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warrants to Casino (and its designees) that: (a) this Amendment has been duly executed and delivered by Emmons and constitutes a valid and legally binding obligation of Emmons enforceable in accordance with its terms; (b) no authorization, consent or approval of, or any filing with, any public body or authority is necessary for consummation by Emmons of the transactions contemplated hereby; and (c) any Shares sold to Casino (or its designees) upon exercise of the Option will be transferred free and clear of all Liens and Casino (or its designees) will receive good title to all of such Shares, free and clear of all Liens.

          4.  Representations and Warranties of Casino.  Casino represents and
              ----------------------------------------
warrants to Emmons that: (a) this Amendment has been duly authorized, executed and delivered by Casino and constitutes a valid and legally binding obligation of Casino enforceable in accordance with its terms; and (b) no authorization, consent or approval of, or any filing with, any public body or authority is necessary for consummation by Casino of the transactions contemplated by this Amendment.
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                                                                               3

          5.  Expenses.  Each party hereto shall pay their own expenses incurred
              --------
in connection with this Amendment and any exercise of the Option.

          6.  Entire Agreement; Amendment.  This Amendment sets forth the entire
              ---------------------------
understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto (including in particular Sections 6.1 and 6.2 of the Stock Purchase Agreement which are replaced in their entirety by this Amendment). Except as expressly amended hereby, the Stock Purchase Agreement shall remain in effect in all respects in accordance with its terms. This Amendment may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Emmons and Casino. Except for the right of Casino to designate purchasers of Shares, no party to this Amendment may assign any of their rights or obligations under this Amendment without the prior written consent of the other party hereto.

          7.  Counterparts.  This Amendment may be executed in two or more
              ------------
counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

          8.  Governing Law.  This Amendment shall be governed by and construed
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in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

          9.  Binding Effect.  This Amendment shall be binding upon, inure to
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the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person other than the parties to this Amendment, or their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Amendment or any provision contained herein. If any term of this Amendment is held to be invalid, void or unenforceable, the remainder of the terms of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          10.  Notices.  All notices and other communications hereunder shall be
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in writing and shall be given and shall be deemed to have been duly given if delivered in person or sent by facsimile transmission (followed by overnight courier) to the parties as follows:

          If to Emmons, to:

          Robert Emmons
          736 Cima Linda Lane
          Santa Barbara, California  93108
          Facsimile No.: 805.565.3183
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                                                                               4

          If to Casino, to:

          Casino Guichard-Perrachon, S.A.
          24, rue de la Montat
          42008 Saint-Etienne Cedex 2
          France
          Facsimile No.: 011.33.4.77.45.39.90
          Attention:  Pierre Bouchut

          with a copy to:

          Cleary, Gottlieb, Steen & Hamilton
          One Liberty Plaza
          New York, New York  10006
          Facsimile No.: 212.225.3999
          Attention:  Daniel S. Sternberg

          or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          IN WITNESS WHEREOF, Emmons and Casino have duly executed this Amendment as of the day and year first above written.


                                    /s/ Robert J. Emmons
                                    -------------------------
                                        ROBERT J. EMMONS


                                    CASINO GUICHARD-PERRACHON, S.A.



                                    By: /s/ Christian Couvreux
                                        ------------------------
                                            Christian Couvreux




                                    By:  /s/ Pierre Bouchut
                                         ------------------
                                             Pierre Bouchut

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                                                                               5

Consented to:

CASINO USA, INC.


By:  /s/ Jane A. Orenstein
     ---------------------


SMART & FINAL INC.


By:  /s/ Donald G. Alvarado
     ----------------------